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                                                                   EXHIBIT 99.7

                      CONSENT OF DANIEL S. O'CONNELL

   The undersigned hereby consents to the inclusion of his name in the Proxy Statement-Prospectus constituting a part of this Registration Statement on Form S-4 as a person to become a director of St. John Knits International, Incorporated ("SJKI") upon consummation of the merger of Pearl Acquisition Corp. with and into SJKI.

                                               /s/ Daniel S. O'Connell

                                        Signature: ________________________

                                                  Daniel S. O'Connell

Date: April 26, 1999